Exhibit 10.10

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) dated as of February 5, 2016, by and between Great Plains Holdings, Inc., a Nevada corporation (the “Company”) and the shareholders identified on the signature page hereto (each a “Shareholder” and collectively, the “Shareholders”).

RECITALS

WHEREAS, pursuant to the terms and conditions of this Agreement, the Shareholders desire to exchange (the “Share Exchange”) certain securities of the Company, as set forth below, for shares of Series D Preferred Stock of the Company, par value $0.001 per share and having the rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Exhibit A hereto (the “Series D Preferred Stock”);

WHEREAS, the Company is currently a party to an Agreement and Plan of Merger, by and between the Company, GPH Merger Sub, Inc. (“Merger Sub”), and Jerrick Ventures, Inc. (“Jerrick”), dated as of February 5, 2016 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Jerrick with Jerrick being the surviving entity;

WEHREAS, the completion of the Share Exchange is a condition precedent to the completion of the Merger (as defined in the Merger Agreement); and

WHEREAS, the Shareholder acknowledges that Shareholder shall benefit from the completion of the Merger and the consummation of the transactions contemplated herein and in the Merger Agreement;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.             Agreement to Exchange. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, the Shareholders and the Company shall undertake the Share Exchange pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the shareholders will exchange the following securities for an aggregate of 2,013,490 shares of the Company’s Series D Preferred Stock:

(a) Mr. Campbell will exchange 363,636 shares of Common Stock (as defined below), 6,000 shares of the Series A Stock (as defined below) and 10,000 shares of Series B Stock (as defined below), with the Shareholder’s holdings of the shares of Company stock as set forth above being referred to as the “K. Campbell Shares”, for 1,648,881 shares of Series D Preferred Stock;

(b) Denis Espinoza will exchange 58,591 shares of Common Stock and 4,000 shares of Series A Stock, with the Shareholder’s holdings of the shares of Company stock as set forth above being referred to as the “Espinosa Shares”, for 265,676 shares of Series D Preferred Stock; and

(c) Sarah Campbell will exchange 21,818 shares of Common Stock, with the Shareholder’s holdings of the shares of Company stock as set forth above being referred to as the “S. Campbell Shares” for 98,933 shares of Series D Preferred Stock.

1

The K. Campbell Shares, Espinosa Shares and the S. Campbell Shares are collectively referred to as the “Transferred Shares”.

2.             Issuance of Series D Preferred Stock; Transfer Agent Instructions.

(a) Issuance of Series D Preferred Stock. The Series D Preferred Stock shall be issued in the name of the Shareholder.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Shareholder or its nominee upon conversion of the Series D Preferred Stock and issuance of the shares of the Company’s common stock issuable upon conversion of the Series D Preferred Stock (the “Conversion Shares”) in such amounts as specified from time to time by the Shareholder to the Company in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount (as defined in the Certificate of Designations of the Series D Preferred Stock)) signed by the successor transfer agent to the Company and the Company. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 2(b) will be given by the Company to its transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Series D Preferred Stock; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Securities to be issued to the Shareholder upon conversion of or otherwise pursuant to the Series D Preferred Stock as and when required by the Series D Preferred Stock and this Agreement; and (iii) it will not fail to remove (or direct its transfer agent not to remove or impair, delay, and/or hinder its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Common Stock issued to the Shareholder upon conversion of or otherwise pursuant to the Series D Preferred Stock as and when required by the Series D Preferred Stock and this Agreement. If the Shareholder provides the Company, at the cost of the Company, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Shareholder provides reasonable assurances that the Common Stock can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Common Stock, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Shareholder. The Company agrees that an opinion from the law firm of Legal & Compliance, LLC shall be deemed satisfactory for purposes of providing any legal opinion required under this Section. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Shareholder, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 2(b) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Shareholder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

2

3.            Closing; Deliveries.

(a) The closing of the Share Exchange (the “Closing”) shall be held contemporaneously with the closing of the Merger pursuant to the Merger Agreement.

(b) At the Closing, or promptly thereafter, the Shareholder shall deliver to the Company any certificates representing the Transferred Shares.

4.             Representations and Warranties of the Company. As an inducement to Shareholder to enter into this Agreement and to consummate the transactions contemplated herein, the Company represents and warrants to Shareholder as follows:

4.1           Authority. The Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof.

4.2            Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

4.3            Valid Issuance of Series D Preferred Stock. The shares of Series D Preferred Stock, when issued delivered in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by a Shareholder. Assuming the accuracy of the representations of the Shareholders in Section 5 of this Agreement, the shares of Series D Preferred Stock will be issued in compliance with all applicable federal and state securities laws.

4.4            No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Company is a party or by which he is bound, or to which the Series D Preferred Stock is subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or the Series D Preferred Stock.

4.5           No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Company of any of the transactions on its part contemplated under this Agreement.

4.6           No General Solicitation or Advertising. Neither the Company or any of its affiliates or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Series D Preferred Stock, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Series D Preferred Stock under the Securities Act.

3

4.7.          Capitalization. The authorized capital of the Company consists of: (i) 300,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), of which 1,514,172 shares are issued outstanding, (ii) 10,000 shares of Series A preferred stock, par value $0.001 per share (the “Series A Stock”) of which 10,000 shares are issued and outstanding; (iii) 10,000 shares of Series B preferred stock, par value $0.001 per share (the “Series B Stock”) of which 10,000 shares are issued and outstanding; (iv) 3,500,000 shares of Series C preferred stock, par value $0.001 per share (the “Series C Stock”) of which no shares are issued and outstanding; and (v) 2,100,000 shares of Series D Preferred Stock of which no shares are issued and outstanding prior to the consummation of the transactions contemplated herein. The Common Stock, the Series A Stock, the Series B Stock, the Series C Stock and the Series D Preferred Stock are collectively referred to as the “Company Stock”). The issued and outstanding shares of Company Stock are duly authorized, validly issued, issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, right of first refusal, preemptive right or other restriction. No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company other than as set forth herein or as referenced in the Merger Agreement.

4.8          Assets. The Company has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the financial statements included in the SEC Reports defined below.

4.9.          SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

4.10         Registration/Anti-Dilution Rights. The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Company other than as set forth herein or as referenced in the Merger Agreement.

4.11.         Further Assistance. The Company agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

4.12.         Litigation. There are no actions, suits, proceedings, judgments, claims or investigations pending or threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which would result in the discovery of such default.

4

4.13.        Tax Returns. The Company has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. In addition, all such tax returns are correct and complete in all material respects. All taxes of the Company which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the financial statements in accordance with GAAP. There are no liens for any taxes upon the assets of the Company, other than statutory liens for taxes not yet due and payable. The Company does not know of any proposed or threatened tax claims or assessments.

4.14.         Books and Records. The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

5.            Representations and Warranties of Shareholder. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated herein, Shareholder represents and warrants to the Company as follows:

5.1           Authority. Shareholder has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform Shareholder’s obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with the terms hereof.

5.2           No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Shareholder of any of the transactions on its part contemplated under this Agreement.

5.3           No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Shareholder is a party or by which Shareholder is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Shareholder.

5.4           Potential Loss of Investment. Shareholder understands that an investment in the Series D Preferred Stock is a speculative investment which involves a high degree of risk and the potential loss of Shareholder’s entire investment.

5.5           Receipt of Information. Shareholder has received all documents, records, books and other information pertaining to his investment that has been requested by the Shareholder, including without limitation, the Securities and Exchange Commission (“SEC”) filings made by the Company.

5

5.6           No Advertising. At no time was the Shareholder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

5.7           Investment Experience. The Shareholder (either alone or with Shareholder’s advisors) is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of Shareholder’s business and financial experience to protect Shareholder’s own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of Shareholder’s investment in the Series D Preferred Stock.

5.8           Investment Purposes. The Shareholder is acquiring the Series D Preferred Stock for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of Series D Preferred Stock the Shareholder is acquiring herein. Further, the Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Series D Preferred Stock the Shareholder is acquiring.

5.9           Restricted Securities. The Shareholder understands that the shares of Series D Preferred Stock have not been, and will not be, registered under the Securities Act, and are being sold in reliance upon a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein. The Shareholder understands that the shares of Series D Preferred Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Shareholder must hold the Series D Preferred Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Shareholder acknowledges that the Company has no obligation to register or qualify the Series D Preferred Stock. The Shareholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Series D Preferred Stock, and on requirements relating to the Company which are outside of the Shareholder’s control, and which the Company is under no obligation and may not be able to satisfy.

5.10         No Public Market. The Shareholder understands that no public market now exists for the Series D Preferred Stock, and that the Company has made no assurances that a public market will ever exist for the Series D Preferred Stock.

5.11         Legends. The Shareholder understands that the Series D Preferred Stock may bear one or all of the following legends:

(a)           “NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

6

(b)           Any legend required by the securities laws of any state to the extent such laws are applicable to the Series D Preferred Stock represented by the certificate so legended.

5.12         Accredited Investor. The Shareholder is an accredited investor as defined in Rule 501(a) of Regulation D as promulgated under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

6.             Miscellaneous.

6.1           Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

6.2           Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

6.3           Choice of Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law. Each of the parties agree to submit to the jurisdiction of the federal or state courts located in Sumter County, Florida in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 6.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

6.4           Entire Agreement. This Agreement, together with the Merger Agreement and the agreements and documents referenced herein and therein, set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

7

6.5           Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

6.6           Amendments; Termination. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto. In the event that the Merger Agreement is terminated in accordance with its terms prior to the Merger being consummated, or in the event that the Merger Agreement expires in accordance with its terms prior to the Merger being consummated, then this Agreement shall be deemed automatically terminated upon the expiration or termination of the Merger Agreement, and the parties’ obligations hereunder shall be of no further force or effect.

6.7           Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

6.8           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.9            Severability.  If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.10         Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

8

6.11         Further Assurances. At the reasonable request of Shareholder and without demanding further consideration from Shareholder, the Company agrees to execute and deliver to Shareholder such other documents and instruments, and do and perform such other acts and things, as may be reasonably necessary for effecting completely the consummation of the transfer of ownership in and to the Series D Preferred Stock as contemplated hereby, as well as the deposit of the Series D Preferred Stock with a broker-dealer.

6.12.         Independent Nature of Shareholder's Rights. Nothing contained herein or in any other document related to the transactions set forth in this Agreement, and no action taken by any Shareholder pursuant hereto or thereto, shall be deemed to constitute each Shareholder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Shareholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the Series D Preferred Stock, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

[Remainder of page intentionally left blank. Signatures appear on following pages.]

9

[GREAT PLAINS SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

Great Plains Holdings, Inc.

By:
Kent Campbell
Chief Executive Officer

10

[SHAREHOLDERS’ SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Share Exchange Agreement to be duly executed as of the date first indicated above.

Shareholder Name	Shares of Common Stock	Shares of Series A Stock	Shares of Series B Stock	Shares of Series D Stock

Kent Campbell	363,636	6,000	10,000	1,648,881

Denis Espinoza	58,951	4,000	-	265,676

Sarah Campbell	21,818	-	-	98,933

Totals	444,405	10,000	10,000	2,013,490

11

EXHIBIT A

GREAT PLAINS HOLDINGS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES D CONVERTIBLE PREFERRED STOCK